SECURITIES AND EXCHANGE COMMISSION    NO.33-
                               WASHINGTON, DC 20549
                             ____________________
                                  FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             ___________________

                                  THE STANLEY WORKS
                     (Exact name of registrant as specified in its charter)

                CONNECTICUT                              06-0548860

(State or other jurisdiction of incorporation)          I.R.S. Employer
                                                        Identification No.)

                      1000 STANLEY DRIVE, P.O. BOX 7000
                   NEW BRITAIN, CONNECTICUT                   06050
                 (Address of Principal Executive Offices)    (Zip Code)

                               THE STANLEY WORKS
                             401(K) SAVINGS PLAN
                             (Full title of the Plan)

                           Stephen S. Weddle, Esquire
                                  The Stanley Works
                          1000 Stanley Drive, P.O. Box 7000
                            New Britain, Connecticut 06050
                         (Name and address of agent for service)

                                     203-225-5111
               (Telephone number, including area code of agent for service)

                                CALCULATION OF REGISTRATION FEE


Title of Securities     Amount to be      Proposed Maximum Offering    Proposed Maximum     Amount of
 to be Registered*       Registered*       Price Per Share**            Aggregate Price**    Filing Fee***

Interests in Plan       Indeterminate

Common Stock, $2.50
 par value per share      5,700,000          $39.00                     $222,300,000         $76,655.17

 *This  Registration Statement covers interests in the Plan and additional  shares of Common Stock purchased in accordance with and issuable  under the Plan.  Pursuant to  Rule 416(c), this Registration Statement covers  an
  indeterminate  number  of interests  to  be offered  or  sold  pursuant to  the  Plan described  herein.   This
  Registration Statement also pertains to Depository  Stock Purchase Rights of the  Registrant which are attached to the Common Stock.
 **Estimated for purposes  of calculation of  the registration  fee pursuant  to Rule 457(c)  and based upon  an average of the  high and low  prices that the Common  Stock of The Stanley Works  was sold for on the  New York
   Stock Exchange on September 23, 1994.
 ***Pursuant to General Instruction E  of Form S-8, the Filing Fee is paid only with respect  to the additional
    5,700,000 shares being registered hereby.

This Registration Statement shall become effective in accordance with the provisions of Rule 462 of the Securities Act of 1933, as amended.

The approximate date of commencement of proposed sale of these securities is as soon as practicable after this Registration Statement becomes effective and pursuant to the terms of The Stanley Works
Savings Plan.

                                 INCORPORATION OF CONTENTS OF PRIOR
                         REGISTRATION STATEMENT BY REFERENCE

               This Registration Statement relates to a Registration Statement on Form S-8, File No. 33-41612, covering 1,850,000 shares of the Company's Common Stock to be issued under the
          Savings Plan for Salaried Employees of the Stanley Works. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 5,700,000 shares of Common Stock to be sold pursuant to The Stanley Works 401(k) Savings Plan (the "Plan") which resulted from the merger of the Savings Plan for Hourly Employees of The Stanley Works into the Savings Plan for Salaried Employees of The Stanley Works, which resulting Plan became known as The Stanley Works 401(k) Savings Plan. The contents of the prior Registration Statement on Form S-8, File No. 33-41612, are incorporated herein by reference.


                                       PART II.

                          Information Required in the Registration Statement


            ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents filed by The Stanley Works (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

               (1) the latest annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

               (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (1) above; and

               (3) the description of the Company's Common Stock, $2.50 par value per share, contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


               In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
          Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


          ITEM 4.  DESCRIPTION OF SECURITIES

               Not applicable.


          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.


          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Pursuant to the statutes of the State of Connecticut, a director, officer or employee of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was a director, officer or employee. In certain circumstances, indemnification is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director, officer or employee has been adjudged to have breached his or her duty to the corporation or where he or she did not act in good faith. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of
          Section 33-320a of the Connecticut General Statutes. In addition, the Company maintains an insurance policy providing coverage for certain liabilities of directors and officers.


          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.


          ITEM 8.  EXHIBITS (See Item 9, paragraph 4)

          4.1  Restated  Certificate  of  Incorporation   (incorporated  by
               reference to Exhibit (3)(i) to Quarterly Report on Form 10-Q for quarter ended June 30, 1990).

          4.2 By-laws (incorporated by reference to Exhibit (3)(i) to Current Report on Form 8-K dated September 1, 1993).

                                                2.





          4.3 Indenture defining the rights of holders of 9-1/4% Sinking Fund Debentures Due 2016, 7-3/8% Notes Due December 15, 2002 and 9% Notes due 1998 (incorporated by reference to Exhibit
               (4)(a) to Registration Statement No. 33-4344 filed March 27,
               1986).

          4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and Shawmut Bank Connecticut, National Association (formerly known as The Connecticut National
               Bank) (incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

               (a) Certificate of Designated Officers establishing Terms of 9-1/4% Sinking Fund Debentures (incorporated by reference to Exhibit (a)(4)(ii) to Quarterly Report on Form 10-Q for year ended January 2, 1988).

               (b) Certificate of Designated Officers establishing Terms of 9% Notes (incorporated by reference to Exhibit
                    (4)(i)(c) to Annual Report on Form 10-K for year ended January 2, 1988).

               (c) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit (4)(ii) to Current Report on Form 8-K, dated December 7, 1992).

          4.5 Rights Agreement, dated February 26, 1986 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated March 18, 1986).

          4.6 Rights Agreement Amendment, dated December 16, 1987 to the Rights Agreement, dated February 26, 1986 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated December 31, 1987).

          4.7 Rights Agreement Amendment No. 2 to the Rights Agreement, dated July 20, 1990 to the Rights Agreement, dated February 26, 1986 as amended December 16, 1987 (incorporated by reference to Exhibit (a)(4)(i) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1990).

          4.8 Rights Agreement Amendment No. 3, dated October 24, 1991 to the Rights Agreement, dated as of February 26, 1986, as amended December 16, 1987 and July 20, 1990 (incorporated by reference to Exhibit (4)(i) to Quarterly Report on Form 10-Q for quarter ended September 28, 1991).

          4.9 Facility Agreement providing for the DFL 100,000,000 borrowing by Stanley-Bostitch, S.A., S.I.C.F.O.-Stanley S.A., and Societe de Fabrications Bostitch S.A., guaranteed by The Stanley Works, dated March 22, 1991 (incorporated by

                                                3.





               reference to Exhibit (4)(i) to Quarterly Report on Form 10-Q for quarter ended June 29, 1991).

          4.10 Credit Agreement, effective January 1, 1988, with Shawmut Bank Connecticut, National Association (formerly known as The Connecticut National Bank) (incorporated by reference to Exhibit (4)(v) to Quarterly Report on Form 10-Q for quarter ended June 29, 1991).

          4.11 Credit Agreement, effective June 1, 1991, with Mellon Bank, N.A. (incorporated by reference to Exhibit (4)(vi) to Quarterly Report on Form 10-Q for quarter ended June 29,
               1991).

          4.12 Credit Agreements, dated as of April 1, 1992, with seven banks (incorporated by reference to Exhibit (4) to Quarterly Report on Form 10-Q for quarter ended March 28, 1992).

               (a) Agreements extending the termination date of the Credit Agreements to April 1, 1996 (incorporated by reference to Exhibit (4)(vii)(a) to Annual Report on Form 10-K for the year ended January 1, 1994).

          4.13 Credit Agreement, dated August 25, 1993, between Societe de Fabrications Bostitch S.A. and Citibank N.A. guaranteed by The Stanley Works (incorporated by reference to Exhibit
               (4)(viii) to Annual Report on Form 10-K for the year ended January 1, 1994).

          4.14 Credit Agreement, dated August 25, 1993, between Stanley-Bostitch, S.A. and Citibank N.A. guaranteed by The Stanley Works (incorporated by reference to Exhibit (4)(ix) to Annual Report on Form 10-K for the year ended January 1,
               1994).

          4.15 Credit Agreement, dated August  25, 1993, between S.I.C.F.O.
               - Stanley S.A. and Citibank N.A. guaranteed by The Stanley Works (incorporated by reference to Exhibit (4)(x) to Annual Report on Form 10-K for the year ended January 1, 1994).

          5.1 Opinion of Tyler Cooper & Alcorn dated September 28, 1994 with respect to the legality of the Common Stock (and associated Stock Purchase Rights) being registered hereby is filed herewith.

          23.1 Consent of Independent Auditors dated September 23, 1994 is filed herewith.

          23.2 Consent of Tyler Cooper & Alcorn (incorporated by reference to Exhibit 5.1 to this Registration Statement).



                                                4.





          24 Manually signed copy of power of attorney authorizing the signing of the Registration Statement and amendments thereto on behalf of the Registrant's officers and directors if filed herewith.

          28   The Stanley Works 401(k) Saving Plan.

          ITEM 9.  UNDERTAKINGS

               The undersigned registrant hereby undertakes:

          1. (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)     To  include  any  material  information  with
                              respect  to  the  plan  of  distribution  not
                              previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                                5.





          2. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          4. Pursuant to Item 8 of Form S-8, the undersigned registrant undertakes that the registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Plan.
















                                                6.





                                      SIGNATURES

                    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on September 28, 1994.

                                        THE STANLEY WORKS



                                        By: Richard H. Ayers
                                           Name:  Richard H. Ayers

                                           Title:  Chairman and
                                                   Chief Executive Officer

                    Pursuant to  the requirements of the  Securities Act of
          1933,  this  registration  statement   has  been  signed  by  the
          following persons in the capacities and on the date indicated.

          NAME                     TITLE               DATE



          Richard H. Ayers         Chairman,           September 28, 1994
          Richard H. Ayers         Chief
                                   Executive Officer
                                   and Director


          Richard Huck             Vice President,     September 28, 1994
          Richard Huck             Finance and Chief
                                   Financial Officer
















                                                7.





          NAME                     TITLE               DATE




                  *                Director            September 28, 1994
          Stillman B. Brown


                  *                Director            September 28, 1994
          Edgar R. Fielder


                  *                Director            September 28, 1994
          James G. Kaiser


                  *                Director            September 28, 1994
          Eileen S. Kraus


                  *                Director            September 28, 1994
          Gerald A. Lamb


                  *                Director            September 28, 1994
          George A. Lorch


                  *                Director            September 28, 1994
          Walter J. McNerney


                  *                Director            September 28, 1994
          Gertrude G. Michelson


                  *                Director            September 28, 1994
          John S. Scott


                  *                Director            September 28, 1994
          Hugo E. Uyterhoeven


                  *                Director            September 28, 1994
          Walter W. Williams






                                                8.





          *  By:Stephen S. Weddle                      September 28, 1994
                Stephen S. Weddle
                (As Attorney-in-Fact)

                    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of The Stanley Works 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut, on September 28, 1994.

                                        THE STANLEY WORKS
                                        (as Plan Administrator)



                                        By:Macy W. Reid
                                           Name:   Macy W. Reid
                                           Title:  Director of Compensation
                                                    & Benefits

































                                                9.





                                    EXHIBIT INDEX

          Exhibit No.                                                 Page

               4.1       Restated       Certificate       of
                         Incorporation    (incorporated   by
                         reference  to   Exhibit  (3)(i)  to
                         Quarterly Report on  Form 10-Q  for
                         quarter ended June 30, 1990).

               4.2       By-laws (incorporated  by reference
                         to Exhibit (3)(i) to Current Report
                         on  Form  8-K  dated  September  1,
                         1993).

               4.3 Indenture defining the rights of holders of 9-1/4% Sinking Fund Debentures Due 2016, 7-3/8% Notes Due December 15, 2002 and 9% Notes due 1998 (incorporated by reference to Exhibit (4)(a) to Registration Statement No. 33-4344 filed March 27, 1986).

               4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and Shawmut Bank Connecticut, National Association
                         (formerly known  as The Connecticut
                         National  Bank)   (incorporated  by
                         reference  to   Exhibit  (4)(c)  to
                         Registration Statement No. 33-46212
                         filed July 21, 1992).

               (a)       Certificate of  Designated Officers
                         establishing   Terms    of   9-1/4%
                         Sinking       Fund       Debentures
                         (incorporated   by   reference   to
                         Exhibit  (a)(4)(ii)   to  Quarterly
                         Report  on Form 10-Q for year ended
                         January 2, 1988).

               (b) Certificate of Designated Officers establishing Terms of 9% Notes (incorporated by reference to Exhibit (4)(i)(c) to Annual Report on Form 10-K for year ended January 2, 1988).





                                                i.





          Exhibit No.                                                 Page

               (c) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit (4)(ii) to Current Report on Form 8-K, dated December 7, 1992).

               4.5 Rights Agreement, dated February 26, 1986 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated March 18, 1986).

               4.6 Rights Agreement Amendment, dated December 16, 1987 to the Rights Agreement, dated February 26, 1986 (incorporated by reference to
                         Exhibit   1  to   the  Registrant's
                         Registration Statement on Form 8-A,
                         dated December 31, 1987).

               4.7 Rights Agreement Amendment No. 2 to the Rights Agreement, dated July 20, 1990 to the Rights Agreement, dated February 26, 1986 as amended December 16, 1987 (incorporated by reference to Exhibit (a)(4)(i) to the Quarterly Report on Form 10-Q for the quarter ended June 30,
                         1990).

               4.8 Rights Agreement Amendment No. 3, dated October 24, 1991 to the Rights Agreement, dated as of February 26, 1986, as amended December 16, 1987 and July 20, 1990 (incorporated by reference to Exhibit (4)(i) to Quarterly Report on Form 10-Q for quarter ended September 28, 1991).

               4.9 Facility Agreement providing for the DFL 100,000,000 borrowing by Stanley-Bostitch, S.A., S.I.C.F.O.-
                         Stanley   S.A.,   and  Societe   de
                         Fabrications     Bostitch     S.A.,
                         guaranteed  by  The Stanley  Works,
                         dated March  22, 1991 (incorporated
                         by reference to  Exhibit (4)(i)  to


                                               ii.





                         Quarterly Report on  Form 10-Q  for
                         quarter ended June 29, 1991).

          Exhibit No.                                                 Page

               4.10 Credit Agreement, effective January 1, 1988, with Shawmut Bank Connecticut, National Association
                         (formerly known  as The Connecticut
                         National  Bank)  (incorporated   by
                         reference  to   Exhibit  (4)(v)  to
                         Quarterly Report on  Form 10-Q  for
                         quarter ended June 29, 1991).

               4.11 Credit Agreement, effective June 1, 1991, with Mellon Bank, N.A. (incorporated by reference to Exhibit (4)(vi) to Quarterly Report on Form 10-Q for quarter ended June 29, 1991).

               4.12 Credit Agreements, dated as of April 1, 1992, with seven banks (incorporated by reference to Exhibit (4) to Quarterly Report on Form 10-Q for quarter ended March 28, 1992).

               (a)       Agreements       extending      the
                         termination  date   of  the  Credit
                         Agreements   to   April   1,   1996
                         (incorporated   by   reference   to
                         Exhibit   (4)(vii)(a)   to   Annual
                         Report  on Form  10-K for  the year
                         ended January 1, 1994).

               4.13 Credit Agreement, dated August 25, 1993, between Societe de Fabrications Bostitch S.A. and Citibank N.A. guaranteed by The Stanley Works (incorporated by reference to Exhibit (4)(viii) to Annual Report on Form 10-K for the year ended January 1, 1994).

               4.14 Credit Agreement, dated August 25, 1993, between Stanley-Bostitch,
                         S.A.  and Citibank  N.A. guaranteed
                         by The  Stanley Works (incorporated
                         by reference to Exhibit  (4)(ix) to
                         Annual Report on Form 10-K  for the
                         year ended January 1, 1994).

                                               iii.


          Exhibit No.                                                 Page

               4.15 Credit Agreement, dated August 25, 1993, between S.I.C.F.O. - Stanley S.A. and Citibank N.A. guaranteed by The Stanley Works (incorporated by reference to Exhibit (4)(x) to Annual Report on Form 10-K for the year ended January 1, 1994).

               5.1       Opinion of Tyler Cooper & Alcorn             15
                         dated   September  28,   1994  with
                         respect  to  the  legality  of  the
                         Common Stock  (and associated Stock
                         Purchase  Rights) being  registered
                         hereby is filed herewith.

               23.1      Consent of Independent Auditors              18
                         dated September 23,  1994 is  filed
                         herewith.

               23.2      Consent of Tyler Cooper & Alcorn
                         (incorporated   by   reference   to
                         Exhibit  5.1  to this  Registration
                         Statement).

               24        Manually signed copy of power of             20
                         attorney authorizing the signing of
                         the   Registration  Statement   and
                         amendments thereto on behalf of the
                         Registrant's officers and directors
                         if filed herewith.

               99.1      The Stanley Works 401(k) Saving              23
                         Plan.